UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 9, 2011

Z3 Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

 7322 S. Rainbow Blvd.

Suite 194

Las Vegas, NV 89139

(Address of principal executive offices, including zip code)

(702) 508-9255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 1.02 Termination of a Material Definitive Agreement

On December 9th, 2011,  Z3 Enterprises, Inc. {“the Company “) and Phoenix Productions and Entertainment Group, LLC (“Phoenix”) mutually agreed to dissolve their Joint Venture Agreement dated September 3, 2010. Phoenix Productions and Entertainment Group is a shareholder in Z3 Enterprises, Inc. and owns .05% of the outstanding shares.

The Company and Phoenix determined to dissolve the joint venture as a result of the change in business direction of the Company as a result of its acquisition of HPEV, Inc on March 29, 2011.

The Joint Venture Agreement did not provide for any termination penalties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Dissolution of Joint Venture Agreement dated December 9th, 2011

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2011 Z3 Enterprises, Inc.

By: /s/ Quentin Ponder
Quentin Ponder, Chief Executive Officer

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